UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): June 20, 2007

CWHEQ Home Equity Loan Trust, Series 2007-C
(Exact name of the issuing entity)
Commission File Number of the issuing entity:  333-132375-20

CWHEQ, INC.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor:  333-132375

Countrywide Home Loans, Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	87-0698310
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

4500 Park Granada
Calabasas, California	91302
(Address of Principal Executive	(Zip Code)
Offices of the Depositor)

The depositor’s telephone number, including area code (818) 225-3000

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.

Item 8.01. Other Events.

Description of the Notes and the Mortgage Pool*

On June 20, 2007, CWHEQ, Inc. (the “Company”) entered into Amendment no. 1, dated as of June 20, 2007, to the Purchase Agreement dated as of March 30, 2007, among the Company, as purchaser, Countrywide Home Loans, Inc. (“CHL”) as a seller, Park Monaco Inc. (“Park Monaco”) as a seller, and Financial Guaranty Insurance Company as Credit Enhancer.

Amendment no. 1 to the Purchase Agreement is annexed hereto as Exhibit 99.1.

_____________________
*
Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Indenture dated March 30, 2007 relating to its Revolving Home Equity Loan Asset Backed Notes, Series 2007-C.

Section 9.

Item 9.01. Financial Statements, Pro Forma Financial

Information And Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Exhibits:

99.1    Amendment no. 1 to the Purchase Agreement, dated as of June 20, 2007, by and among the Company, CHL, Park Monaco, and Financial Guaranty
     Insurance Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWHEQ, INC. By: /s/ Darren Bigby Name: Darren Bigby Title: Executive Vice President

Dated: June 22, 2007

EXHIBIT INDEX

Exhibit                      Description

99.1	Amendment no. 1 to the Purchase Agreement, dated as of June 20, 2007, by and among the Company, CHL, Park Monaco, and Financial Guaranty Insurance Company.